EXHIBIT 99.2

CDW Declares Cash Dividend of $0.0425 Per Share

Reinforces Commitment to Delivering Value to Shareholders

VERNON HILLS, Ill., July 31, 2014 (GLOBE NEWSWIRE) -- CDW Corporation (Nasdaq:CDW), today announced that its Board of Directors has declared a quarterly cash dividend of $0.0425 per common share to be paid on September 10, 2014 to all shareholders of record as of the close of business on August 25, 2014. Future dividends will be subject to Board approval.

"At our initial public offering last June we declared our commitment to deliver value to our shareholders, just as we've delivered value to our customers and partners across the US and Canada for 30 years," said Ann E. Ziegler, senior vice president & chief financial officer, CDW. "Today's announcement reinforces our commitment."

About CDW

CDW is a leading multi-brand technology solutions provider to business, government, education and healthcare. A Fortune 500 company, CDW was founded in 1984 and employs more than 7,100 coworkers. For the trailing twelve months ended June 30, 2014, the company generated net sales of $11.3 billion. For more information about CDW please visit www.CDW.com.

Investor Inquiries
Sari Macrie, CFA
Vice President, Investor Relations
847-968-0238
investorrelations@cdw.com

Media Inquiries
Mary Viola
Vice President, Corporate Communications
847-968-0743
mediarelations@cdw.com

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